Exhibit 1.1

Execution Version

$11,000,000,000

THE WALT DISNEY COMPANY

$1,500,000,000 1.750% Notes due 2026

$1,000,000,000 2.200% Notes due 2028

$2,500,000,000 2.650% Notes due 2031

$1,750,000,000 3.500% Notes due 2040

$2,750,000,000 3.600% Notes due 2051

$1,500,000,000 3.800% Notes due 2060

Underwriting Agreement

May 11, 2020

BNP Paribas Securities Corp.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

As Representatives of the

several Underwriters listed in

Schedule 1 hereto

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway Avenue

New York, NY 10036

Ladies and Gentlemen:

The Walt Disney Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $1,500,000,000 aggregate principal amount of its 1.750% Notes due 2026 (the “2026 Notes”), $1,000,000,000 aggregate principal amount of its 2.200% Notes due 2028 (the “2028 Notes”), $2,500,000,000 aggregate principal amount of its 2.650% Notes due 2031 (the “2031 Notes”), $1,750,000,000 aggregate principal amount of its 3.500% Notes due 2040 (the “2040 Notes”), $2,750,000,000 aggregate principal amount of its 3.600% Notes due 2051 (the “2051 Notes”) and $1,500,000,000 aggregate principal amount of its 3.800% Notes due 2060 (the “2060 Notes” and, collectively with the 2026 Notes, the 2028 Notes, the 2031 Notes, the 2040 Notes and the 2051 Notes, the “Securities”). The Securities will be issued pursuant to the Indenture dated as of March 20, 2019 (the “Indenture”), among the Company, TWDC Enterprises 18 Corp., a Delaware corporation, as guarantor (the “Guarantor”), and Citibank, N.A., as trustee (the “Trustee”), and will be guaranteed on a senior basis by the Guarantor (the “Guarantee”).

The Company and the Guarantor hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement. The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-233595), including a prospectus, relating to the Securities and the Guarantee. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such Registration Statement (and any amendments thereto) at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus supplement that amends or supplements the Preliminary Prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 5:30 p.m., New York City time, on May 11, 2020, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 11, 2020, and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act (“Rule 405”)) listed in Annex A hereto.

2.    Purchase and Sale of the Securities.

(a)    The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of:

i.

the 2026 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.391% of the principal amount thereof plus accrued interest, if any, from May 13, 2020 to the Closing Date;

ii.

the 2028 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.275% of the principal amount thereof plus accrued interest, if any, from May 13, 2020 to the Closing Date;

iii.

the 2031 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.482% of the principal amount thereof plus accrued interest, if any, from May 13, 2020 to the Closing Date;

iv.

the 2040 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.150% of the principal amount thereof plus accrued interest, if any, from May 13, 2020 to the Closing Date;

v.

the 2051 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.114% of the principal amount thereof plus accrued interest, if any, from May 13, 2020 to the Closing Date; and

vi.

the 2060 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.107% of the principal amount thereof plus accrued interest, if any, from May 13, 2020 to the Closing Date.

The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)    The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.

(c)    Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP at 10:00 a.m., New York City time, on May 13, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

(e)    The Company and the Guarantor acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantor or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantor with respect thereto. Any review by the Representatives or any other Underwriter of the Company, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company or the Guarantor, as the case may be, or any other person.

3.    Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to each Underwriter that:

(a)    Preliminary Prospectus. Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by or on behalf of such Underwriter through a Representative expressly for use in any Preliminary Prospectus.

(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by or on behalf of such Underwriter through a Representative expressly for use in the Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)    Issuer Free Writing Prospectus. The Company and the Guarantor (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantor or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”), unless it obtains the prior consent of the Representatives (which shall not be unreasonably withheld or delayed) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed in Annex A hereto, including the Pricing Term Sheet in Annex B hereto (the “Pricing Term Sheet”), which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case furnished to the Representatives and counsel for the Underwriters for review before use, authorization or approval thereof (and which will not be used, authorized or approved if reasonably objected to by the Representatives). Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by or on behalf of such Underwriter through a Representative expressly for use in any Issuer Free Writing Prospectus.

(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 that has been filed with the Commission not earlier than three years prior to the date hereof. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or is pending, or to the knowledge of the Company, is contemplated by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to

(i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by or on behalf of such Underwriter through a Representative expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

(e)        Incorporated Documents. The documents of the Company (including as successor issuer of the Guarantor) and its subsidiaries incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus (the “Incorporated Documents”), when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, and no such Incorporated Document, when it became effective or was filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents of the Company and its subsidiaries so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus after the date of this Agreement and prior to the termination of the offering of the Securities, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)        Financial Statements. The historical financial statements of (i) the Company and the Guarantor and (ii) TFCF Corporation (formerly known as Twenty-First Century Fox, Inc. (“21CF”)), an indirect subsidiary of the Company, included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus present fairly, in all material respects, the consolidated financial position and results of operations of (i) the Company and the Guarantor and their respective subsidiaries and (ii) 21CF and its subsidiaries, as applicable, at the respective dates and for the respective periods to which they apply; such historical financial statements have been prepared in accordance with U.S. generally accepted accounting principles consistently applied, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; the selected financial data and the summary historical financial information of the Company and the Guarantor included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company and the Guarantor incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; the unaudited pro forma financial statements, together with the related notes and any supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, fairly present the information shown therein and have been compiled on a basis substantially consistent with the audited financial statements of (i) the Company and the Guarantor and (ii) 21CF included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; and such unaudited pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the Securities Act (including, without limitation, Regulations S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)        No Material Adverse Change. Except as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, or reflected therein by the filing of any amendment or supplement to any of the foregoing or any Incorporated Document prior to the date of this Agreement, since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, unless the Company has notified the Representatives as provided in Section 4(e) of this Agreement, there has not been any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(h)        Organization and Good Standing. The Company and the Guarantor are validly existing corporations in good standing under the laws of the State of Delaware and have full corporate power and authority to own, lease and operate their properties and to conduct their business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus; and the Company and the Guarantor are duly qualified as foreign corporations to transact business and are in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries considered as one enterprise.

(i)        The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and is the legal, valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or at law) relating to enforceability (collectively, the “Enforceability Exceptions”). The Indenture has been duly qualified under the Trust Indenture Act.

(j)        The Securities and the Guarantee. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Guarantee has been duly authorized by the Guarantor and, assuming that the Securities have been duly executed, authenticated, issued and delivered by the Company as provided in the Indenture and paid for as provided herein, will be the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k)        Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(l)        No Violation, Default, Conflicts or Consent. The Company and the Guarantor are not in violation of their respective charters or by-laws or similar organizational documents. The execution and delivery of this Agreement by the Company and the Guarantor, the issuance and sale of the Securities and the performance by the Company and the Guarantor of their obligations under this Agreement and the Indenture will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (i) the charter or by-laws or similar organizational documents of the Company or the Guarantor, (ii) any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Guarantor is a party or by which it may be bound, or to which any of the properties or assets of the Company or the Guarantor is subject, which breach or default would, singly or in the aggregate, have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise, or (iii) any applicable law, administrative regulation or administrative or court decree.

(m)        No Consents Required. Except for orders, permits and similar authorizations required under or by the securities or Blue Sky laws of certain jurisdictions, any securities exchange on which any of the Securities might be listed or with respect to Securities which are to be indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Securities.

(n)        Independent Accountants. To the best of the Company’s and the Guarantor’s knowledge, (i) the accountants who have audited and reported upon the financial statements of the Company and the Guarantor filed with the Commission as part of the Registration Statement, the Time of Sale Information and the Prospectus are an independent registered public accounting firm as required by the Securities Act and (ii) the accountants who have audited and reported upon the financial statements of 21CF filed with the Commission as part of the Registration Statement, the Time of Sale Information and the Prospectus are an independent registered public accounting firm as required by the Securities Act.

(o)        No Unlawful Payments and No Conflicts with Sanctions Laws. The Company has implemented and will maintain policies and procedures designed to ensure compliance by the Company and its Subsidiaries and their respective directors, officers and employees with applicable Anti-Corruption Laws (as defined below) and Sanctions Laws (as defined below), and is in compliance with applicable Anti-Corruption Laws and Sanctions Laws in all material respects. None of the Company or any of its Subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company or any of its Subsidiaries acting in connection with or benefitting from the issuance or sale of the Securities under this Agreement, is a Sanctioned Person (as defined below). No use of proceeds from the issuance or sale of Securities under this Agreement will be made by the Company (i) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person, in violation of applicable Anti-Corruption Laws or (ii) for the purpose of financing, funding or facilitating unauthorized transactions with any Sanctioned Person. To the knowledge of the Guarantor and the Company, no transactions undertaken by the Guarantor or the Company hereunder will be undertaken in violation of applicable Anti-Corruption Laws or Sanctions Laws.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 and all other similar laws, rules and regulations of any jurisdiction applicable to the Company and its Subsidiaries concerning or relating to bribery or corruption.

“Excluded Entity” means each of the Hong Kong Disneyland Entities, the Shanghai Project Entities and the Specified Project Entities.

“Hong Kong Disneyland Entity” means any Subsidiary of the Company and any other person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Company or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex, or any part thereof or any addition thereto, commonly known as “Hong Kong Disney”, “Hong Kong Disneyland” or “Disneyland Resort Hong Kong”, located at Penny’s Bay on Lantau Island, Hong Kong, which Subsidiaries and other persons include, without limitation, as of the date hereof, Hongkong International Theme Parks Limited, Hong Kong Disneyland Management Limited and Walt Disney Holdings (Hong Kong) Limited.

“Sanctioned Person” means, at any time, any person named at such time on: OFAC’s List of Specially Designated Nationals and Blocked Persons or any entity that is 50% or more owned by such person; the Sanctioned Entities List maintained by the U.S. Department of State; the consolidated list of persons, groups and entities subject to European Union financial sanctions maintained by the European Union External Action Committee; the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury of the United Kingdom; or the Compendium of United Nations Security Council Sanctions Lists.

“Sanctions Laws” means trade or financial sanctions imposed, administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury or similar trade or financial sanctions imposed, administered or enforced by (i) the U.S. Department of State pursuant to the International Emergency Economic Powers Act, Trading with the Enemy Act, United Nations Participation Act, Foreign Narcotics Kingpin Designation Act, Comprehensive Iran Sanctions, Accountability, and Divestment Act, Iran Threat Reduction and Syria Human Rights Act and related executive orders and regulations, (ii) Her Majesty’s Treasury of the United Kingdom, (iii) the European Union or (iv) United Nations Security Council.

“Shanghai Project Entity” means any Subsidiary of the Company and any other person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Company or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex or any part thereof or any addition thereto, to be known as “Shanghai Disney”, “Shanghai Disneyland” or “Disneyland Resort Shanghai” or by any similar name, to be located in the Pudong New Area, Shanghai, People’s Republic of China, which Subsidiaries and other persons include, without limitation, as of the date hereof, Shanghai International Theme Park Company Limited, Shanghai International Theme Park Associated Facilities Company Limited, Shanghai International Theme Park and Resort Management Company Limited and WD Holdings (Shanghai), LLC.

“Specified Project Entity” means:

(a)    DVD Financing, Inc.;

(b)    each affiliate of the Company organized after February 25, 2004 (the “Organization Date”) (or whose business commenced after the Organization Date) and any other person organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Company or any of its Subsidiaries, in each case, if:

(i)    such affiliate or other person has incurred debt for the purpose of financing all or a part of the costs of the acquisition, construction, development or operation of a particular project (“Project Debt”);

(ii)    except for customary guarantees, keep-well agreements and similar credit and equity support arrangements in respect of Project Debt incurred by such affiliate or other person from the Company or any of its Subsidiaries not in excess of $150,000,000 or from third parties, the source of repayment of such Project Debt is limited to the assets and revenues of such particular project (or, if such particular project comprises all or substantially all of the assets of such affiliate or other person, the assets and revenues of such affiliate or other person); or

(iii)    the property over which liens are granted to secure such Project Debt, if any, consists solely of the assets and revenues of such particular project or the equity securities or interests of such affiliate or other person or a Subsidiary of the Company referred to in clause (c) below; and

(c)    each affiliate of the Company organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Company or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management or operation of, or provision of services to, any affiliate or other person referred to in clause (b) above.

“Subsidiary” means, with respect to any person, any (a) corporation (or foreign equivalent) other than an Excluded Entity or (b) general partnership, limited partnership or limited liability company (or foreign equivalent) other than an Excluded Entity (each, a “Non- Corporate Entity”), in either case, of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or Non-Corporate Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly (through one or more Subsidiaries) owned by such person. In the case of a Non-Corporate Entity, a person shall be deemed to have more than 50% of interests having ordinary voting power only if such person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such Non-Corporate Entity. For purposes of this definition, any managerial powers or rights comparable to managerial powers afforded to a person solely by reason of such person’s ownership of general partner or comparable interests (or foreign equivalent) shall not be deemed to be “interests having ordinary voting power”.

(p)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act)

that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(q)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(r)    Status under the Securities Act. At the date hereof, the Company was and is a “well-known seasoned issuer”, as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405. At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer”, as defined in Rule 405.

4.    Further Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant and agree with each Underwriter that:

(a)    Required Filings. The Company and the Guarantor, during the period when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the Securities Act) is required to be delivered under the Securities Act or the Exchange Act (the “Prospectus Delivery Period”), will comply, in a timely manner, with all applicable requirements under the Exchange Act relating to the filing with the Commission of the Company’s reports pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and, if then applicable, the Company’s proxy statements pursuant to Section 14 of the Exchange Act. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus filed pursuant to Rule 424(b)).

(b)    Delivery of Copies. The Company will furnish to the Underwriters as many copies of each Preliminary Prospectus and the Prospectus (as amended or supplemented) as the Representatives shall reasonably request during the Prospectus Delivery Period in connection with sales or solicitations of offers to purchase the Securities.

(c)    Amendments or Supplements; Issuer Free Writing Prospectuses. During the period from and including the date of this Agreement through and including the Closing Date, at or prior to the filing thereof, the Company will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement relating solely to an offering of securities other than the Securities), whether by the filing of documents pursuant to the Exchange Act, the Securities Act or otherwise, and will furnish the Underwriters with copies of any such amendment or supplement or other documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel to the Underwriters shall reasonably object, unless, in the judgment of the Company or its counsel, such amendment or supplement or other document is necessary to comply with law. Unless otherwise notified by the Representatives, the Company will prepare the Pricing Term Sheet reflecting the final terms of an offering of Securities, in form and substance satisfactory to the Representatives, and shall file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 under the Securities Act prior to the close of business within two days following the date such final terms are established.

(d)    Notice to the Representatives. The Company will notify the Representatives promptly of (i) the filing or effectiveness of any post-effective amendment to the Registration Statement (other than a post-effective amendment relating solely to an offering of securities other than the Securities); (ii) the transmittal to the Commission for filing of any amendment or supplement to the Prospectus (other than a supplement relating solely to an offering of securities other than the Securities); (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Time of Sale Information or the Prospectus (other than any comments relating solely to an offering of securities other than the Securities); (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information (other than any such request relating solely to an offering of securities other than the Securities); (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and (vi) the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible time unless the Company shall, in its sole discretion, determine that it is not in its best interest to do so.

(e)    Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the

Company, after consultation with counsel for the Underwriters, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary in the opinion of counsel for the Company to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Securities Act, prompt notice shall be given, and confirmed in writing, to the Representatives, and the Company will prepare and file as soon as practicable such amendment or supplement to the Registration Statement or the Prospectus, as applicable, as may be necessary to correct such misstatement or omission or to make the Registration Statement or the Prospectus, as applicable, comply with such requirements and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement to any of the foregoing as the Underwriters may reasonably request. The filing of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 6 hereof. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)    Blue Sky Compliance. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states in the United States as the Representatives may reasonably designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company will promptly notify the Representatives of any suspension or termination of any such qualifications; and provided, further, that neither the Company nor the Guarantor shall be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g)    Earnings Statement. The Company will make generally available to its security holders as soon as practicable but in any event not later than 15 months after the Closing Date, a consolidated earnings statement (which need not be audited), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

5.    Certain Agreements of the Underwriters.

(a)    Each Underwriter, severally and not jointly, covenants with the Company that:

i.

Except as provided herein, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the

Securities Act. Any such free writing prospectus consented to by the Company is referred to herein as a “Permitted Free Writing Prospectus”. Notwithstanding anything to the contrary contained herein, with respect to the offering of the Securities, the Company consents to the use by the Underwriters of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or their offering or (ii) information that describes the final terms of the Securities or their offering and that is included in the Pricing Term Sheet or (b) other customary information that is neither “issuer information”, as defined in Rule 433 under the Securities Act, or otherwise an Issuer Free Writing Prospectus.

ii.

It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.    Conditions of Underwriters’ Obligations. The several obligations of the Underwriters under this Agreement are subject to the accuracy, as of the date hereof, as of the Time of Sale and as of the Closing Date, of the representations and warranties of the Company and the Guarantor in this Agreement and to the accuracy, as of the date made, of the statements of the Company and the Guarantor’s officers made in any certificate furnished pursuant to the provisions of this Agreement, to the performance and observance by the Company and the Guarantor of all covenants and agreements contained in this Agreement on their respective parts to be performed and observed and to the following additional conditions:

(a)    Officer’s Certificate. On the Closing Date the Representatives shall have received a certificate signed by an officer of the Company and of the Guarantor, dated the Closing Date, to the effect that (i) the representations and warranties of the Company and the Guarantor contained in Section 3 hereof (other than Section 3(g)) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (ii) the Company and the Guarantor, as applicable, have complied, in all material respects, with all agreements and satisfied all conditions required by this Agreement or the Indenture on its part to be performed or satisfied at or prior to the date of such certificate and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for any such purpose have been initiated or, to the best of such officer’s knowledge, threatened by the Commission. The officer’s certificate shall further state that, except as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document prior to the date of this Agreement, at the Closing Date, there has not been, since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries considered as one enterprise.

(b)    Comfort Letters. At the time of execution of this Agreement, the Representatives shall have received “comfort letters” from the Company’s independent registered public accounting firm and 21CF’s independent registered public accounting firm, dated as of the date of this Agreement and in form and substance reasonably satisfactory to the Representatives, with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus, and at the Closing Date, the Representatives shall have received from the Company’s independent registered public accounting firm and 21CF’s independent registered public accounting firm a letter, dated as of Closing Date and in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the “comfort letter” furnished at the time of execution of this Agreement.

(c)    Opinion and 10b-5 Statement of Counsel to the Company. On the Closing Date, the Representatives shall have received an opinion and 10b-5 statement from Cravath, Swaine & Moore LLP, counsel to the Company, dated as of the Closing Date and in form and substance satisfactory to counsel for the Representatives.

(d)    Opinion and 10b-5 Statement of Counsel to the Underwriters. On the Closing Date, the Representatives shall have received an opinion and 10b-5 statement from Latham & Watkins LLP, counsel to the Underwriters, dated as of the Closing Date and in form and substance satisfactory to the Representatives.

(e)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the Securities or any debt securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has changed its outlook with respect to, its rating of the Securities or any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(f)    No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(g)    Securities. The Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(h)    Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the

Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except that (i) the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters and (ii) the provisions set forth in Sections 2(e), 7, 11, 16(c) and 16(d) hereof shall remain in effect.

7. Indemnification	and Contribution.

(a)    Indemnification of the Underwriters. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter and its directors, officers affiliates and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act as follows:

i.

against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in paragraph (c) below, the reasonable fees and disbursements of counsel chosen by the Representatives), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Registration Statement, the Time of Sale Information, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

ii.

against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in paragraph (c) below, the reasonable fees and disbursements of counsel chosen by the Representatives), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

iii.

against any and all expense whatsoever (including, subject to the limitations set forth in paragraph (c) below, the reasonable fees and disbursements of counsel chosen by the Representatives), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1 under the Trust Indenture Act filed as an exhibit to the Registration Statement; or (B) as to which such Underwriter may be required to indemnify the Company or the Guarantor pursuant to paragraph below.

(b)    Indemnification of the Company and the Guarantor. Each Underwriter severally (and not jointly) agrees to indemnify and hold harmless the Company, the Guarantor, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through a Representative expressly for use in the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus.

(c)    Notice and Procedures. In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Underwriter or any person controlling such Underwriter, based upon the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus and with respect to which indemnity may be sought against the Company pursuant to paragraph (a) above, such Underwriter or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel (such counsel to be reasonably acceptable to the Representatives) and payment of all expenses. Any such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Underwriter or such controlling person and the Company, and such Underwriter or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from, or additional to, those available to the Company (in which case, if such Underwriter or such controlling person notifies the Company in writing that it selects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and such controlling persons, which firm shall be designated in writing by the Representatives on behalf of all of such Underwriters and such controlling persons).

In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against the Company, the Guarantor or any of their respective directors or officers, or any person controlling the Company or the Guarantor, with respect to which indemnity may be sought against any Underwriter pursuant to paragraph (b) above, such Underwriter shall have the rights and duties given to the Company by the first paragraph of this paragraph (c), and the Company, the Guarantor, their respective directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by the first paragraph of this paragraph (c); provided that, in the event that the Company, the Guarantor or any such director, officer or controlling person shall have the right to employ, and shall have elected to employ, separate counsel at the expense of such Underwriter under the circumstances set forth in this paragraph (c), any such counsel shall be designated in writing by the Company.

(d)    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in paragraphs (a) or (b) above, as the case may be, is for any reason held to be unenforceable with respect to the indemnified parties although applicable in accordance with its terms, the Company, the Guarantor and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Guarantor and the Underwriters, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required pursuant to paragraph (c) above or pursuant to the last sentence of this paragraph (d), then the Company, the Guarantor and the Underwriters shall contribute to such aggregate losses, liabilities, claims, damages and expenses incurred by the Company, the Guarantor and the Underwriters, as incurred, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the sale of the Securities received by the Company (before deducting expenses) bear to the total commissions or other compensation or remuneration received by the Underwriters in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this paragraph (d) are several and not joint, and shall be in proportion to the principal amount of

Securities set forth opposite their respective names in the Underwriting Agreement. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter, and each respective director of the Company and the Guarantor, each respective officer of the Company and the Guarantor who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company and the Guarantor. Any party entitled to contribution pursuant to the first sentence of this paragraph (d), will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this paragraph (d), except to the extent that the party or parties from whom contribution may be sought have been materially prejudiced through the forfeiture of substantive rights or defenses by such failure; provided, however, that the failure to so notify the party or parties from whom contribution may be sought shall not relieve such party or parties from any obligation that it or they may have otherwise than under this paragraph (d); and provided, further, that such notice need not be given if such party entitled to contribution hereunder has previously given notice pursuant to paragraph (c) above with respect to the same action, suit or proceeding.

8.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market (other than pursuant to a request by the Company or the Guarantor with respect to an announcement by the Company or the Guarantor of certain information not constituting a material adverse change, since the date of this Agreement, in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise); (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

In the event of any such termination, no party will have any liability to any other party hereto, except that (i) the provisions set forth in Sections 2(e), 7, 16(c) and 16(d) hereof shall remain in effect, and (ii) if this Agreement is terminated by the Underwriters in accordance with the provisions of Section 9(ii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

10.    Defaulting Underwriter. If one or more of the Underwriters shall fail on the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24- hour period, then:

(a)    if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the respective proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)    if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

11.    Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and any Permitted Free Writing Prospectus, the Prospectus and each Preliminary Prospectus, and any amendments or supplements to any of the foregoing and all Incorporated Documents, (ii) the filing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents, paying agents, exchange rate agents and registrars), as well as the fees and disbursements of the Trustee and its counsel and DTC, (v) the qualification of the Securities under state securities laws or the applicable laws of any foreign jurisdiction in which the Securities are offered in accordance with the provisions of Section 4(f) hereof, including filing fees, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus, and any amendments or supplements to any of the foregoing (vii) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, and (viii) the fees and expenses incurred with respect to the listing of the Securities on any securities exchange. It is understood, however, that except as provided in this Section 11 and in Sections 6, 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses relating to the offering of the Securities, including the fees of their counsel, transfer taxes on resale of any of the Securities, and any advertising expenses connected with any offers that they make.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantor and the Underwriters and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantor and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained in this Agreement. This Agreement and all conditions and provisions of this Agreement are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Guarantor submitted pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person referred to in Section 7, or by or on behalf of the Company or the Guarantor, and shall survive delivery of and payment for the Securities.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405.

15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.    Contractual Acknowledgement with Respect to the Exercise of Bail-In Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the Company and the Underwriters, the Company acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below), and acknowledges, accepts and agrees to be bound by:

(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters (the “Relevant BRRD Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this section:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

18.    Miscellaneous.

(a)    Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, at BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York, 10019, Attention: Syndicate Desk (telephone: 212-841-2871; toll free: 1-800-854-5674; email: new.york.syndicate@bnpparibas.com); Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IBCM-Legal (facsimile: 212-325-4296); Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel (fax: 646-374-1071); Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Prospectus Department (telephone: 212-902-1171; facsimile: 212-902-9316; email: Prospectus-ny@ny.email.gs.com); and Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division (facsimile: 212-507-8999); Notices to the Company and the Guarantor shall be given to them at each of c/o The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Legal Department and c/o The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Corporate Treasurer.

(c)    Governing Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAW RULE 327(b).

(d)    Submission to Jurisdiction. Each of the Company, the Guarantor and the Underwriters hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company, the Guarantor and the Underwriters waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company, the Guarantor and the Underwriters agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which the Company, the Guarantor or the relevant Underwriter, as applicable, is subject by a suit upon such judgment.

(e)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

THE WALT DISNEY COMPANY

By:	/s/ Jonathan S. Headley
Name: Jonathan S. Headley
Title: Senior Vice President, Treasurer and Corporate Real Estate

TWDC ENTERPRISES 18 CORP.

By:	/s/ Jonathan S. Headley
Name: Jonathan S. Headley
Title: Treasurer

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

BNP Paribas Securities Corp.

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ B. Campbell Andersen
Name: B. Campbell Andersen
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

Credit Suisse Securities (USA) LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Christopher Murphy
Name: Christopher Murphy
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

Deutsche Bank Securities Inc.

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

By:	/s/ John C. McCabe
Name: John C. McCabe
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

Goldman Sachs & Co. LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

Morgan Stanley & Co. LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Ian Drewe
Name: Ian Drewe
Title: Executive Director

[Signature Page to the Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of 2026 Notes	Principal Amount of 2028 Notes	Principal Amount of 2031 Notes	Principal Amount of 2040 Notes	Principal Amount of 2051 Notes	Principal Amount of 2060 Notes
BNP Paribas Securities Corp.	$150,000,000	$100,000,000	$250,000,000	$175,000,000	$275,000,000	$150,000,000
Credit Suisse Securities (USA) LLC	$150,000,000	$100,000,000	$250,000,000	$175,000,000	$275,000,000	$150,000,000
Deutsche Bank Securities Inc.	$150,000,000	$100,000,000	$250,000,000	$175,000,000	$275,000,000	$150,000,000
Goldman Sachs & Co. LLC	$150,000,000	$100,000,000	$250,000,000	$175,000,000	$275,000,000	$150,000,000
Morgan Stanley & Co. LLC	$150,000,000	$100,000,000	$250,000,000	$175,000,000	$275,000,000	$150,000,000
BofA Securities, Inc.	$53,400,000	$35,600,000	$89,000,000	$62,300,000	$97,900,000	$53,400,000
Citigroup Global Markets Inc.	$53,400,000	$35,600,000	$89,000,000	$62,300,000	$97,900,000	$53,400,000
HSBC Securities (USA) Inc.	$53,400,000	$35,600,000	$89,000,000	$62,300,000	$97,900,000	$53,400,000
J.P. Morgan Securities LLC	$53,400,000	$35,600,000	$89,000,000	$62,300,000	$97,900,000	$53,400,000
Mizuho Securities USA LLC	$53,400,000	$35,600,000	$89,000,000	$62,300,000	$97,900,000	$53,400,000
RBC Capital Markets, LLC	$53,400,000	$35,600,000	$89,000,000	$62,300,000	$97,900,000	$53,400,000
SG Americas Securities, LLC	$53,400,000	$35,600,000	$89,000,000	$62,300,000	$97,900,000	$53,400,000
SMBC Nikko Securities America, Inc.	$53,400,000	$35,600,000	$89,000,000	$62,300,000	$97,900,000	$53,400,000
SunTrust Robinson Humphrey, Inc.	$53,400,000	$35,600,000	$89,000,000	$62,300,000	$97,900,000	$53,400,000
TD Securities (USA) LLC	$53,400,000	$35,600,000	$89,000,000	$62,300,000	$97,900,000	$53,400,000
U.S. Bancorp Investments, Inc	$53,400,000	$35,600,000	$89,000,000	$62,300,000	$97,900,000	$53,400,000
Banca IMI S.p.A.	$15,000,000	$10,000,000	$25,000,000	$17,500,000	$27,500,000	$15,000,000
Commerz Markets LLC	$15,000,000	$10,000,000	$25,000,000	$17,500,000	$27,500,000	$15,000,000
ICBC Standard Bank Plc	$15,000,000	$10,000,000	$25,000,000	$17,500,000	$27,500,000	$15,000,000
ING Financial Markets LLC	$15,000,000	$10,000,000	$25,000,000	$17,500,000	$27,500,000	$15,000,000
Loop Capital Markets LLC	$15,000,000	$10,000,000	$25,000,000	$17,500,000	$27,500,000	$15,000,000
Santander Investment Securities Inc.	$15,000,000	$10,000,000	$25,000,000	$17,500,000	$27,500,000	$15,000,000
Siebert Williams Shank & Co., LLC	$15,000,000	$10,000,000	$25,000,000	$17,500,000	$27,500,000	$15,000,000
Standard Chartered Bank	$15,000,000	$10,000,000	$25,000,000	$17,500,000	$27,500,000	$15,000,000
Wells Fargo Securities, LLC	$15,000,000	$10,000,000	$25,000,000	$17,500,000	$27,500,000	$15,000,000
Westpac Capital Markets LLC	$15,000,000	$10,000,000	$25,000,000	$17,500,000	$27,500,000	$15,000,000
MFR Securities, Inc.	$3,150,000	$2,100,000	$5,250,000	$3,675,000	$5,775,000	$3,150,000
Mischler Financial Group, Inc.	$3,150,000	$2,100,000	$5,250,000	$3,675,000	$5,775,000	$3,150,000
Multi-Bank Securities, Inc.	$3,150,000	$2,100,000	$5,250,000	$3,675,000	$5,775,000	$3,150,000
Ramirez & Co, Inc.	$3,150,000	$2,100,000	$5,250,000	$3,675,000	$5,775,000	$3,150,000
Total:	$1,500,000,000	$1,000,000,000	$2,500,000,000	$1,750,000,000	$2,750,000,000	$1,500,000,000

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated May 11, 2020, substantially in the form of Annex B.

Annex B

Filed pursuant to Rule 433

Free Writing Prospectus dated May 11, 2020

Registration Statement No. 333-233595

Pricing Term Sheet

The Walt Disney Company

1.750% Notes Due 2026

2.200% Notes Due 2028

2.650% Notes Due 2031

3.500% Notes Due 2040

3.600% Notes Due 2051

3.800% Notes Due 2060

This free writing prospectus relates only to the securities of The Walt Disney Company (the “Company”) described below and should be read together with the Company’s preliminary prospectus supplement dated May 11, 2020 (the “Prospectus Supplement”), the accompanying prospectus dated September 3, 2019 (the “Prospectus”) and the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	The Walt Disney Company (the “Company”)

Guarantor:	TWDC Enterprises 18 Corp. (the “Guarantor”)

Title of Securities:	1.750% notes due 2026 (the “2026 notes”)
2.200% notes due 2028 (the “2028 notes”)
2.650% notes due 2031 (the “2031 notes”)
3.500% notes due 2040 (the “2040 notes”)
3.600% notes due 2051 (the “2051 notes”)
3.800% notes due 2060 (the “2060 notes”)

Trade Date:	May 11, 2020

Settlement Date (T+2):	May 13, 2020

Maturity Date:	2026 notes: January 13, 2026 2028 notes: January 13, 2028 2031 notes: January 13, 2031 2040 notes: May 13, 2040 2051 notes: January 13, 2051 2060 notes: May 13, 2060

Aggregate Principal Amount Offered:	2026 notes: $1,500,000,000 2028 notes: $1,000,000,000 2031 notes: $2,500,000,000 2040 notes: $1,750,000,000 2051 notes: $2,750,000,000 2060 notes: $1,500,000,000

Price to Public (Issue Price):	2026 notes: 99.741% 2028 notes: 99.675% 2031 notes: 99.932% 2040 notes: 99.900% 2051 notes: 99.864% 2060 notes: 99.857%

Interest Rate:	2026 notes: 1.750% 2028 notes: 2.200% 2031 notes: 2.650% 2040 notes: 3.500% 2051 notes: 3.600% 2060 notes: 3.800%

Interest Payment Dates:

Interest on the 2026 notes will be payable semi-annually in arrears on January 13 and July 13 of each year, commencing on January 13, 2021.

Interest on the 2028 notes will be payable semi-annually in arrears on January 13 and July 13 of each year, commencing on January 13, 2021.

Interest on the 2031 notes will be payable semi-annually in arrears on January 13 and July 13 of each year, commencing on January 13, 2021.

Interest on the 2040 notes will be payable semi-annually in arrears on May 13 and November 13 of each year, commencing on November 13, 2020.

Interest on the 2051 notes will be payable semi-annually in arrears on January 13 and July 13 of each year, commencing on January 13, 2021.

Interest on the 2060 notes will be payable semi-annually in arrears May 13 and November 13 of each year, commencing on November 13, 2020.

Regular Record Dates:

With respect to the 2026 notes, December 30 or June 30, as the case may be, immediately preceding the applicable interest payment date (whether or not such record date is a business day).

With respect to the 2028 notes, December 30 or June 30, as the case may be, immediately preceding the applicable interest payment date (whether or not such record date is a business day).

With respect to the 2031 notes, December 30 or June 30, as the case may be, immediately preceding the applicable interest payment date (whether or not such record date is a business day).

With respect to the 2040 notes, April 30 or October 30, as the case may be, immediately preceding the applicable interest payment date (whether or not such record date is a business day).

With respect to the 2051 notes, December 30 or June 30, as the case may be, immediately preceding the applicable interest payment date (whether or not such record date is a business day).

With respect to the 2060 notes, April 30 or October 30, as the case may be, immediately preceding the applicable interest payment date (whether or not such record date is a business day).

Use of Proceeds:	The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, including (i) the repayment of commercial paper and (ii) the repayment at maturity of the Guarantor’s 1.800% notes due June 2020 and the Guarantor’s floating rate notes due June 2020.

Proceeds to the Company:	Approximately $10,918,030,000 (after deducting the underwriting discounts but before deducting estimated offering expenses payable by the Company).

Underwriting Discounts:	2026 notes: 0.350% 2028 notes: 0.400% 2031 notes: 0.450% 2040 notes: 0.750% 2051 notes: 0.750% 2060 notes: 0.750%

CUSIP No.:	2026 notes: 254687 FV3 2028 notes: 254687 FW1 2031 notes: 254687 FX9 2040 notes: 254687 FY7 2051 notes: 254687 FZ4 2060 notes: 254687 GA8

ISIN No.:	2026 notes: US254687FV35 2028 notes: US254687FW18 2031 notes: US254687FX90 2040 notes: US254687FY73 2051 notes: US254687FZ49 2060 notes: US254687GA88

Benchmark Treasury:

2026 notes: 0.375% due April 30, 2025
2028 notes: 0.500% due April 30, 2027

2031 notes: 1.500% due February 15, 2030
2040 notes: 2.375% due November 15, 2049
2051 notes: 2.375% due November 15, 2049
2060 notes: 2.375% due November 15, 2049

Benchmark Treasury Price:	2026 notes: 100-04 1⁄4 2028 notes: 99-22 2031 notes: 107-15 2040 notes: 123-10 2051 notes: 123-10 2060 notes: 123-10

Benchmark Treasury Yield:	2026 notes: 0.348% 2028 notes: 0.546% 2031 notes: 0.707% 2040 notes: 1.407% 2051 notes: 1.407% 2060 notes: 1.407%

Spread to Benchmark Treasury:	2026 notes: +145 basis points 2028 notes: +170 basis points 2031 notes: +195 basis points 2040 notes: +210 basis points 2051 notes: +220 basis points 2060 notes: +240 basis points

Yield to Maturity:	2026 notes: 1.798% 2028 notes: 2.246% 2031 notes: 2.657% 2040 notes: 3.507% 2051 notes: 3.607% 2060 notes: 3.807%

Optional Redemption:	The notes of any series of notes may be redeemed, in whole or in part, at the option of the Company, at a “make whole” calculated using the Treasury Rate (as defined in the Prospectus Supplement) plus 25 basis points in the case of the 2026 notes, 30 basis points in the case of the 2028 notes, 30 basis points in the case of the 2031 notes, 35 basis points in the case of the 2040 notes, 35 basis points in the case of the 2051 notes and 40 basis points in the case of the 2060 notes.

Par Call Date:	2040 notes: November 13, 2039 2051 notes: July 13, 2050 2060 notes: November 13, 2059

Joint Book-Running Managers:	BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc.

Co-Managers:	Banca IMI S.p.A., Commerz Markets LLC, ICBC Standard Bank Plc, ING Financial Markets LLC, Loop Capital Markets LLC, Santander Investment Securities Inc., Siebert Williams Shank & Co., LLC, Standard Chartered Bank, Wells Fargo Securities, LLC, Westpac Capital Markets LLC, MFR Securities, Inc., Mischler Financial Group, Inc., Multi-Bank Securities, Inc. and Ramirez & Co, Inc.

The issuer has filed a Registration Statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling BNP Paribas Securities Corp. by telephone (toll-free) at 1-800-854-5674, Credit Suisse Securities (USA) LLC by telephone (toll-free) at : 1-800-221-1037, Deutsche Bank Securities Inc. by telephone (toll-free) at 1-800-503-4611, Goldman Sachs & Co. LLC by telephone (toll free) at 1-212-902-1171 and Morgan Stanley & Co. LLC. by telephone (toll-free) at 1-866-718-1649.